EXHIBIT 4.1                                                      FORM OF WARRANT

THESE SECURITIES AND THE SHARES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS, INCLUDING IN PARTICULAR, SECTION 10-5-9(13) OF THE GEORGIA SECURITIES ACT OF 1973, AS AMENDED AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.


                     ENVIRONMENTAL SOLUTIONS WORLDWIDE, INC.

                        WARRANT TO PURCHASE COMMON STOCK


Warrant No. ______ Issued to ______________            Number of Shares: ______
Date of Issuance: as of December 31, 1999


Environmental Solutions Worldwide, Inc., a Florida corporation (the "COMPANY"), hereby certifies that, for value received, ______________ (the "HOLDER"), the registered holder hereof or its permitted assigns, is entitled, subject to the terms set forth below, to purchase from the Company upon surrender of this Warrant, at any time or times on or after the date hereof, but not after 5:00 P.M. Eastern Standard Time on the Expiration Date (as defined herein), December 6, 2005, fully paid nonassessable shares of Common Stock (as defined herein) of the Company (the "WARRANT SHARES") at the purchase price per share provided in
Section 1(b) below (the "WARRANT EXERCISE PRICE").

     Section 1.  GENERAL PROVISIONS.

          (a) DEFINITIONS. The following words and terms as used in this Warrant shall have the following meanings:

              "COMMON STOCK" means (i) the Company's common stock, par value $0.001 per share, and (ii) any capital stock into which such Common Stock shall have been changed or any capital stock resulting from a reclassification of such Common Stock.

              "EXPIRATION DATE" means the date five (5) years from the date of this Warrant or, if such date falls on a Saturday, Sunday or other day on which banks are required or authorized to be closed in the City of Atlanta or the State of Georgia (a "HOLIDAY"), the next preceding date that is not a Holiday.

              "PERSON" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

               "SECURITIES ACT" means the Securities Act of 1933, as amended.

               "WARRANT" shall mean this Warrant and all Warrants issued in exchange, transfer or replacement of any thereof.

               "WARRANT EXERCISE PRICE" shall be equal to $1.50 per share prior to and, subject to adjustment as hereinafter provided.

          (c)  OTHER DEFINITIONAL PROVISIONS.

               (i) Except as otherwise specified herein, all references herein
(A) to the Company shall be deemed to include the Company's successors, and (B) to any applicable law defined or referred to herein, shall be deemed references to such applicable law as the same may have been or may be amended or supplemented from time to time.

               (ii) When used in this Warrant, the words "HEREIN," "HEREOF," and "HEREUNDER," and words of similar import, shall refer to this Warrant as a whole and not to any provision of this Warrant, and the words "SECTION," "SCHEDULE," and "EXHIBIT" shall refer to Sections of, and Schedules and Exhibits to, this Warrant unless otherwise specified.

               (iii) Whenever the context so requires, the neuter gender includes the masculine or feminine, and the singular number includes the plural, and vice versa.

     Section 2. EXERCISE OF WARRANT.

          (a) Subject to the terms and conditions hereof, this Warrant may be exercised by the holder hereof then registered on the books of the Company, in whole or in part, at any time during normal business hours on any business day on or after the opening of business on the date hereof and prior to 5:00 P.M. Eastern Standard Time on the Expiration Date by (i) delivery of a written notice, in the form of the subscription notice attached as Exhibit A hereto, of such holder's election to exercise this Warrant, which notice shall specify the number of Warrant Shares to be purchased, (ii) payment to the Company of an amount equal to the Warrant Exercise Price multiplied by the number of Warrant Shares as to which the Warrant is being exercised (plus any applicable issue or transfer taxes (the "AGGREGATE EXERCISE PRICE") in cash or by check or wire transfer, and (iii) the surrender of this Warrant, at the principal office of the Company; provided, that if such Warrant Shares are to be issued in any name other than that of the registered holder of this Warrant, such issuance shall be deemed a transfer and the provisions of Section 7 shall be applicable.

     (b) This Warrant may also be exercised on a cashless basis, by submitting the Warrant as described above with an indication of election to use cashless exercise. The number of shares of Common Stock to be issued on cashless exercise shall be determined as follows:

                           X = Y (A-B)
                               -------
                                   A

where "X" equals the number of shares of Common Stock to be received on cashless exercise, "Y" equals the number of Warrants so exercised, "A" equals the Average Market Price of the Common Stock for the period of five (5) trading days immediately preceding the date of exercise, and "B" equals the Warrant Exercise Price. For purposes of Rule 144(d)3(iii), it is understood that the Common Stock issuable on exercise of this Warrant in a cashless exercise transaction shall be deemed to have been acquired, and the holding period applicable thereto shall have commenced, on the date this Warrant was issued.


                  (c) In the event of any exercise of the rights represented by this Warrant in compliance with Section 2(a), a certificate or certificates for the Warrant Shares so purchased, in such denominations as may be requested by the holder hereof and registered in the name of, or as directed by, the holder, shall be delivered at the Company's expense to, or as directed by, such holder as soon as practicable after such rights shall have been so exercised.

                  (d) Unless the rights represented by this Warrant shall have expired or shall have been fully exercised, the Company shall, as soon as practicable and at its own expense, issue a new Warrant identical in all respects to the Warrant exercised except (i) it shall represent rights to purchase the number of Warrant Shares purchasable immediately prior to such exercise under the Warrant exercised, less the number of Warrant Shares with respect to which such Warrant is exercised, and (ii) the holder thereof shall be deemed for all corporate purposes to have become the holder of record of such Warrant Shares immediately prior to the close of business on the date on which the Warrant is surrendered and payment of the amount due in respect of such exercise and all applicable taxes is made, irrespective of the date of delivery of certificates evidencing such Warrant Shares, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are properly closed, such person shall be deemed to have become the holder of such Warrant Shares at the opening of business on the next succeeding date on which the stock transfer books are open.

                  (e) No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock issued upon exercise of this Warrant shall be rounded up or down to the nearest whole number.

     Section 3. COVENANTS AS TO COMMON STOCK. The Company hereby covenants and agrees as follows:

                  (a) This Warrant is, and any Warrants issued in substitution for or replacement of this Warrant will upon issuance be, duly authorized and validly issued.

                  (b) All Warrant Shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof.

                  (c) During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved a sufficient number of the number of shares of Common Stock needed to provide for the exercise of the rights then represented by this Warrant and the par value of said shares will at all times be less than or equal to the applicable Warrant Exercise Price.

                  (d) The Company shall promptly secure the listing of the shares of Common Stock issuable upon exercise of this Warrant upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance upon exercise of this Warrant) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all shares of Common Stock from time to time issuable upon the exercise of this Warrant; and the Company shall so list on each national securities exchange or automated quotation system, as the case may be, and shall maintain such listing of, any other shares of capital stock of the Company issuable upon the exercise of this Warrant if and so long as any shares of the same class shall be listed on such national securities exchange or automated quotation system.

                  (e) The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may reasonably be requested by the holder of this Warrant in order to protect the exercise privilege of the holder of this Warrant against impairment, consistent with the tenor and purpose of this Warrant. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, and (ii) will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

                  (f) This Warrant will be binding upon any entity succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets.

         Section 4. TAXES. The Company shall not be required to pay any tax or taxes attributable to the initial issuance of the Warrant Shares or any permitted transfer involved in the issue or delivery of any certificates for Warrant Shares in a name other than that of the registered holder hereof or upon any permitted transfer of this Warrant.

         Section 5. WARRANT HOLDER NOT DEEMED A STOCKHOLDER. Except as otherwise specifically provided herein, no holder, as such, of this Warrant shall be entitled to vote or receive dividends or be deemed the holder of shares of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the holder of this Warrant of the Warrant Shares which he or she is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on such holder to purchase any securities or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 5, the Company will provide the holder of this Warrant with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders.

         Section 6. REPRESENTATIONS OF HOLDER. The holder of this Warrant, by the acceptance hereof, represents that it is acquiring this Warrant and the Warrant Shares for its own account for investment.

         Section 7. OWNERSHIP AND TRANSFER.

                  (a) The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof), a register for this Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferred. The Company may treat the person in whose name any Warrant is registered on the register as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, but in all events recognizing any transfers made in accordance with the terms of this Warrant.

                  (b) This Warrant and the rights granted to the holder hereof are transferable, in whole or in part, upon surrender of this Warrant, together with a properly executed warrant power in the form of Exhibit B attached hereof; provided, however, that any transfer or assignment shall be subject to the conditions set forth in Section 7(c) below. The rights of the holder of this Warrant to transfer this Warrant and the rights granted to the holder as provided for herein shall include, but not be limited to, the right to make such a transfer to a family member or corporation, partnership, trust or other entity which is owned or controlled by, or under common control with, the holder of this Warrant.

                  (c) The holder of this Warrant understands that this Warrant has not been and is not expected to be, registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (a) subsequently registered thereunder, or (b) such holder shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration; (i) any sale of such securities made in reliance on Rule 144 promulgated under the Securities Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                  (d) The Holder shall be entitled to piggy-back registration rights for the Warrant Shares and will have the right four times per each calender year to have the Warrant Shares which may be issued by the Company from time to time registered by the Company as freely tradeable shares pursuant to Form S-8. The Holder may transfer this Warrant to one or more partners of Sims Moss Kline & Davis LLP at any time.

         Section 8. ADJUSTMENT OF WARRANT EXERCISE PRICE AND NUMBER OF SHARES. In order to prevent dilution of the rights granted under this Warrant, the Warrant Exercise Price and the number of shares of Common Stock issuable upon exercise of this Warrant shall be adjusted form time to time as follows:

                  (a) ADJUSTMENT OF WARRANT EXERCISE PRICE UPON SUBDIVISION OR COMBINATION OF COMMON STOCK. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Warrant Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of shares of Common Stock obtainable upon exercise of this Warrant will be proportionately increased. If the Company at any time combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Warrant Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of shares of Common Stock obtainable upon exercise of this Warrant will be proportionately decreased.

                  (b) REORGANIZATION, RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets to another Person (as defined below) or other transaction which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as "ORGANIC CHANGE." Prior to the consummation of any Organic Change, the Company will make appropriate provision to insure that each holder of Warrants will thereafter have the right to acquire and receive in lieu of or in addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the exercise of such holder's Warrants, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore acquirable and receivable upon the exercise of such holder's Warrants had such Organic Change not taken place. In any such case, the Company will make appropriate provision of such Warrants with respect to such holders' rights and interests to insure that the provisions of this Section 8 and Section 9 below will thereafter be applicable to the Warrants. The Company will not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the company) resulting from consolidation or merger or the entity purchasing such assets assumes, by written instrument (in form and substance satisfactory to the holders of Warrants representing a majority of shares of Common Stock issuable upon exercise of the Warrants then outstanding), the obligation to delivery to each holder of Warrants such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

                  (c) NOTICES.

                         (i) Immediately upon any adjustment of the Warrant
Exercise Price, the Company will give written notice thereof to the holder of this Warrant, setting forth in reasonable detail and certifying the calculation of such adjustment.

                         (ii) The Company will give written notice to the holder
of this Warrant at least twenty (20) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock, or (C) for determining rights to vote with respect to any Organic Change, dissolution or liquidation, except that in no event shall such notice be provided to such holder prior to such information being made known to the public.

                          (iii) The Company will also give written notice to the
holder of this Warrant at least twenty (20) days prior to the date on which any Organic Change, dissolution or liquidation will take place.

         Section 9. PURCHASE RIGHTS, In addition to any adjustments pursuant to
Section 8 above, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "PURCHASE RIGHTS"), then the holder of this Warrant will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the ate as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

         Section 10. LOST, STOLEN, MUTILATED OR DESTROYED WARRANT. If this Warrant is lost, stolen, mutilated or destroyed, the Company shall, on receipt of an indemnification undertaking, issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed.

         Section 11. NOTICE. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Warrant must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile, provided a copy is mailed by U.S. certified mail, return receipt requested; (iii) three (3) days after being sent by U.S. certified mail, return receipt requested; or (iv) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

                  If to the Company:
                  30 Wertheim Ct.
                  Suite 24, 2nd Fl
                  Richmond Hill
                  ONTARIO, Canada
                  L4B-1B9

                  Telephone: (905) 763-3799
                  Facsimile: (905) 763-7774


                If to a holder of this Warrant, to it at the address set forth below such holder's signature on the signature page hereof.

Each party shall provide five (5) days' prior written notice to the other party of any change in address or facsimile number.

         Section 12. MISCELLANEOUS. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party or holder hereof against which enforcement of such change, waiver, discharge or termination is sought. The headings in this Warrant are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. This Warrant shall be governed by and interpreted under the laws of the State of Florida.

         Section 13. DATE. The date of this Warrant is as of December 31, 1999. This Warrant, in all events, shall be wholly void and of no effect after the close of business on the Expiration Date, except that notwithstanding any other provisions hereof, the provisions of Section 7 shall continue in full force and effect after such date as to any Warrant Shares or other securities issued upon the exercise of this Warrant.

                                     * * * *

         IN WITNESS WHEREOF, the parties hereto have duly caused this Agreement to be executed as of the day and year first above written.

                                  "THE HOLDER"




                                  __________________________________________
                                        [name]





                                  "THE COMPANY"

                                  ENVIRONMENTAL SOLUTIONS WORLDWIDE, INC.



                                  By:_______________________________________
                                       Bengt Odner, Chairman of the Board

                              EXHIBIT A TO WARRANT


                                  EXERCISE FORM

                  (to be signed only upon exercise of Warrant)


To:  ENVIRONMENTAL SOLUTIONS WORLDWIDE, INC.

The undersigned, the holder of the attached Warrant, hereby irrevocably elects to exercise the purchase right represented by that Warrant for, and to purchase under the Warrant, ______ shares of Common Stock of ENVIRONMENTAL SOLUTIONS WORLDWIDE, INC. (the "Company") and herewith:

         _____ makes payments of $___________ for those shares,

and requests that the certificates for those shares be issued in its name, and delivered to the following address:_______________________________________________________________________.


Dated:   ________________, 19__.


                                    __________________________________________
                                    Signature

                                    (Signature must conform in all respects to name of holder as specified on the face of the Warrant.)


                                    __________________________________________
                                    Address

                                    __________________________________________

                              EXHIBIT B TO WARRANT


                              FORM OF WARRANT POWER


FOR VALUE RECEIVED, the undersigned does hereby assign and transfer to __________________________, Federal Identification No. _____________, a warrant to purchase ___________ shares of the capital stock of ENVIRONMENTAL SOLUTIONS WORLDWIDE, INC., a Florida corporation, represented by warrant certificate no. ______, standing in the name of the undersigned on the books of said corporation. The undersigned does hereby irrevocably constitute and appoint ___________________________, attorney to transfer the warrants of said corporation, with full power of substitution in the premises.


Dated:______________________



                     __________________________________________


                     By:_______________________________________
                     Its:________________________________________